UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6244 185th Ave NE, Suite 100

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2016, MicroVision, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Ben Lawrence-Farhi (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price of $1.07 per Share.

The Company intends to use the net proceeds from the sale of the Shares for general corporate purposes.

The Shares are being issued and sold pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-211869) declared effective by the Securities and Exchange Commission (the ‘SEC”) on June 22, 2016. A prospectus supplement relating to the sale of the Shares will be filed with the SEC.

A copy of the opinion of Ropes & Gray LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto. A copy of the Subscription Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the issuance and sale of the Shares by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Ropes & Gray LLP.

10.1	Subscription Agreement, dated December 21, 2016, by and between MicroVision, Inc. and the Investor.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ David J. Westgor
David J. Westgor
Vice President, General Counsel

Date: December 21, 2016